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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF MANPOWER INC.




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

                                                        Incorporated in
Corporate Name                                          State/Country of
--------------                                          ----------------
Alabama Services Contractors, Inc.                      Alabama

Manpower de Servicios S.A.                              Argentina

Benefits S.A.                                           Argentina

Cotecsud S.A.S.E. (Compania Tecnica
 Sudamericana S.A.S.E.)                                 Argentina

Kirby Contract Labour                                   Australia

Manpower Services (Australia) Pty Ltd.                  Australia

Manpower Holding GmbH                                   Austria

Manpower GmbH                                           Austria

Manpower Temporaerpersonal
 Gesellschaft m.b.H.                                    Austria

Manpower Unternehmens und-
 Personalberatung Gesellschaft m.b.H.                   Austria

S.A. Manpower (Belgium) N.V.                            Belgium

S.A. Multiskill N.V.                                    Belgium

Skillscape Skills Management Services Ltd.              British Columbia

Manpower Participacoes Ltda. (Inactive)                 Brazil

Manpower Ltda. S/C (Inactive)                           Brazil

Servicios Uno A Ltda.                                   Colombia

Uno A. Servicios Especiales Ltda.                       Colombia

Manpower Costa Rica                                     Costa Rica

Manpower Czech Republic                                 Czech Republic

Manpower International Inc.                             Delaware

Manpower CIS Inc.                                       Delaware
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

Manpower Franchises, L.L.C.                             Delaware

Manpower Holdings, Inc.                                 Delaware

Ironwood Capital Corp.                                  Delaware

Positions, Inc.                                         Delaware

HR Staffing L.L.C.                                      Delaware

U.S. Caden Corporation                                  Delaware

Manpower A/S                                            Denmark

Avalia                                                  Finland

Manpower OY                                             Finland

Manpower France S.A.R.L.                                France

Fortec SARL                                             France

Supplay S.A.                                            France

Manpower GmbH Personaldienstleistungen                  Germany

Adservice GmbH.                                         Germany

Manpower Team S.A.                                      Greece

Manpower Guatemala S.A.                                 Guatemala

Manpower Services (Hong Kong) Limited                   Hong Kong

Manpower Swift Recruitment Services Limited             Hong Kong

Manpower Munkaero Szervezesi KFT                        Hungary

Transpersonnel, Inc.                                    Illinois

Manpower Services India Pvt. Ltd.                       India

Manpower (Ireland) Limited (Inactive)                   Ireland

Manpower (Israel) Limited                               Israel

Adam Ltd. (Inactive)                                    Israel

Adi Ltd.                                                Israel

Career Ltd.                                             Israel

Miluot                                                  Israel

John Bryce Testing                                      Israel
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

MNAM Ltd.                                               Israel

M.P.H. Holdings Limited                                 Israel

Nativ 2 Ltd.                                            Israel

T. Market (M.A.)                                        Israel

Telepower                                               Israel

Tirgumey Eichut                                         Israel

Unison Engineering Projects Ltd.                        Israel

S.T.M. Technologies (Inactive)                          Israel

Manpower Consulting S.p.A.                              Italy

Manpower Italia S.r.l.                                  Italy

Manpower S.p.A.                                         Italy

Manpower Seleform S.p.A.                                Italy

Manpower Japan Co., Ltd.                                Japan

Support Services Specialists of Topeka                  Kansas

Manpower Services Korea, Inc.                           Korea

Manpower Professional Service, Inc.                     Korea

Aide Temporaire Luxembourg S.A.R.L.                     Luxembourg

Manpower Staffing Services (Malaysia) Sdn Bhd           Malaysia

Agensi Perkerjaan Manpower Recruitment Sdn Bhd          Malaysia

Manpower S.A. de C.V.                                   Mexico

Servicio de Personal Industrial S.A. de C.V.            Mexico

Tecnologia Y Manufactura S.A. de C.V.                   Mexico

Manpower Monaco S.A.M.                                  Monaco

Societe Marocaine De Travail Temporaire                 Morocco

Manpower B.V.                                           Netherlands

Manpower Consultancy B.V.                               Netherlands

Manpower Kantoor-en Paramodisch B.V.                    Netherlands

Manpower Industrie B.V.                                 Netherlands
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

Manpower Management B.V.                                Netherlands

Manpower Project Support B.V.                           Netherlands

Manpower Uitzendorganisatie B.V.                        Netherlands

Manpower Incorporated of New York                       New York

Manpower Services (New Zealand) Limited                 New Zealand

Manpower A/S                                            Norway

Bankpower A/S                                           Norway

Bedtiftsassistanse A/S                                  Norway

Manpower Kantineservice A/S                             Norway

Techpower A/S                                           Norway

Techpower Telemark A/S                                  Norway

Tri County Business Services, Inc.                      Ohio

Manpower Services (Ontario) Limited                     Ontario

Manpower Services (Toronto) Limited                     Ontario

Services de Personel du Quebec Ltee.                    Quebec

Manpower Incorporated of Providence                     Rhode Island

Manpower Staffing Services (Singapore) Pte Ltd          Singapore

Goodmen Personnel Services Pte. Ltd.                    Singapore

Manpower Team Empresa de Trabajo Temporal,
 S.A. Unipersonal                                       Spain

Link Externalizacion de Servicios, S.L.                 Spain

Manpower Aktiebolag                                     Sweden

Manpower Sverige Aktiebolag                             Sweden

Manpower Outsourcing Aktiebolag                         Sweden

Manpower Teamwork Kommanditbolag                        Sweden

Manpower Holding S.A.                                   Switzerland

Manpower S.A.                                           Switzerland

Allegra Finanz AG                                       Switzerland

Manpower HR Management S.A.                             Switzerland
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

Caden Corporation S.A.                                  Switzerland

Manpower Services S.A.                                  Switzerland

Manpower Services (Taiwan) Co., Ltd.                    Taiwan

Skillpower Services (Thailand) Co., Ltd.                Thailand

Bafin (UK) Limited (Inactive)                           United Kingdom

Bafin Holdings                                          United Kingdom

Bafin Services Limited (Inactive)                       United Kingdom

Brook Street (UK) Limited                               United Kingdom

Brook Street Bureau PLC                                 United Kingdom

BS Project Services Limited                             United Kingdom

LPNS Limited                                            United Kingdom

Manpower Public Limited Company                         United Kingdom

Manpower Services Limited                               United Kingdom

(Inactive)                                              United Kingdom

Challoners Limited (Inactive)                           United Kingdom

Crewcorp Limited (Inactive)                             United Kingdom

DP Support Services Limited (Inactive)                  United Kingdom

Extrastaff Limited (Inactive)                           United Kingdom

Ferrisbush Limited (Inactive)                           United Kingdom

Girlpower Limited (Inactive)                            United Kingdom

Manpower (Hemel) Limited (Inactive)                     United Kingdom

Manpower Contract Services Limited (Inactive)           United Kingdom

Manpower IT Services Limited (Inactive)                 United Kingdom

Manpower Nominees Limited (Inactive)                    United Kingdom

Overdrive Limited (Inactive)                            United Kingdom

Psyconsult International Limited (Inactive)             United Kingdom

Roco Limited (Inactive)                                 United Kingdom

Salespower Limited (Inactive)                           United Kingdom

Tamar Limited (Inactive)                                United Kingdom
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
Temp Finance & Accounting Services Limited
 (Inactive)                                             United Kingdom

Total Staff Recruitment Limited (Inactive)              United Kingdom

Aris S.A.                                               Uruguay

Manpower de Venezuela C.A.                              Venezuela

Manpower of Indiana Limited Partnership                 Wisconsin

Manpower Nominees Inc.                                  Wisconsin

Manpower Professional Staffing Services Inc.            Wisconsin

Manpower Texas Holdings L.L.C.                          Wisconsin

Manpower of Texas Limited Partnership                   Wisconsin

North Avenue Commerce Center L.L.C.                     Wisconsin

Signature Graphics of Milwaukee, Inc.                   Wisconsin
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